EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at August 28, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PacWest Bancorp:

We have audited the accompanying statement of assets acquired and liabilities assumed by Pacific Western Bank (a wholly owned subsidiary of PacWest Bancorp) pursuant to the Purchase and Assumption Agreement dated August 28, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Pacific Western Bank pursuant to the Purchase and Assumption Agreement dated August 28, 2009, is fairly presented, in all material respects, on the basis of accounting described in Note 1.

/s/ KPMG LLP

Los Angeles, California

November 13, 2009

Statement of Assets Acquired and Liabilities Assumed

August 28, 2009
(In thousands)
Assets
Cash and cash equivalents	$251,679
Investments:
Covered by loss sharing	55,271
Not covered by loss sharing	120,130
Loans covered by loss sharing	675,616
Other real estate owned covered by loss sharing	22,897
Core deposit intangible	2,812
FDIC loss sharing receivable	107,718
Other assets	9,282
Total assets acquired	1,245,405

Liabilities
Deposits	868,176
Securities sold under repurchase agreements	16,310
FHLB borrowings	289,492
Other liabilities	32,573
Total liabilities	1,206,551

Net assets acquired	$38,854

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

NOTE 1 — BASIS OF PRESENTATION

PacWest Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.  Our principal business is to serve as a holding company for our banking subsidiary, Pacific Western Bank, which we refer to as Pacific Western or the Bank.  When we say “we”, “our” or the “Company”, we mean the Company on a consolidated basis with the Bank.  When we refer to “PacWest” or the holding company, we are referring to the parent company on a stand alone basis.

The accounting and reporting policies of the Company are in accordance with U.S. general accepted accounting principles, which we refer to as GAAP.

As described in Note 2, Pacific Western acquired certain assets and assumed certain liabilities of the former Affinity Bank (“Affinity”) in an FDIC-assisted transaction (the “Affinity acquisition”) on August 28, 2009.  The acquisition of the net assets of Affinity Bank constitutes a business acquisition as defined by the Business Combinations topic (ASC 805).  The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financials statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree.  Accordingly, the estimated fair values of the acquired assets, including the FDIC loss sharing receivable and identifiable intangible assets, and the assumed liabilities in the Affinity acquisition were measured and recorded at the August 28, 2009 acquisition date.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability.   In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change.  We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents

These items are liquid and short-term in nature. The contractual amounts of these acquired assets approximate their fair values.

Investment securities and Federal Home Loan Bank Stock

The fair value for investment securities was based on observable market information obtained from an independent nationally recognized pricing service at the individual security level as of the acquisition date.  We reviewed all of the supplied quotes for reasonableness based on our understanding of the marketplace.

The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its cost basis.   The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable and is presented at the redemption value.

Loans

We refer to the loans acquired in the Affinity acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC loss sharing agreement.  At the August 28, 2009 acquisition date, we estimated the fair value of the Affinity loan portfolio at $675.6 million, which represents the expected cash flows from the portfolio discounted at a market-based rate.  In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”).  The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans.  The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference.  The nonaccretable difference represents an estimate of the credit risk in the Affinity loan portfolio at the acquisition date.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults, and the loss severity of defaults.  Other factors considered in determining the fair value of acquired loans included loan level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.

FDIC loss sharing receivable

The FDIC loss sharing receivable is measured separately from each of the covered asset categories as it is not contractually embedded in any of the covered asset categories.  For example, the loss sharing receivable related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity.  The fair value of the loss sharing receivable represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered assets based on the credit adjustment estimated for each covered asset and the loss sharing percentages.  The estimated gross cash flows associated with this receivable are $114.2 million.  These cash flows were then discounted at a market-based rate to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.  The ultimate collectability of this asset is dependent upon the performance of the underlying covered assets, the passage of time and claims paid by the FDIC.

Other real estate owned

Other real estate owned is presented at its estimated fair value and is carried exclusive of the FDIC loss sharing receivable.  The fair values were based mostly on appraisals prepared by qualified independent third party appraisers.

Core deposit intangible

The estimated fair value of the core deposit intangible asset was based on an independent valuation prepared by a qualified third party.  In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships.  Based on this valuation, the core deposit intangible asset will be amortized on an accelerated basis over its estimated life, which was determined to be 7 years.

Deposit liabilities

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings

The fair values for FHLB advances and securities sold under repurchase agreements are estimated using a discounted cash flow method that applies current interest rates on similar borrowings to a schedule of aggregated contractual maturities of such borrowings.

Deferred taxes

Deferred income taxes relate to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.  Our blended Federal and California effective tax rate is 42%.

Use of Estimates

Management of the Company made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed.  Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the Affinity acquisition.  Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values.  Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

NOTE 2 — FDIC-ASSISTED ACQUISITION

On August 28, 2009 Pacific Western acquired certain assets and assumed certain liabilities of Affinity from the Federal Deposit Insurance Corporate (“FDIC”) in an FDIC-assisted transaction.   As part of the Purchase and Assumption Agreement, Pacific Western and the FDIC entered into a loss sharing agreement, whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments), accrued interest on loans for up to 90 days, other real estate owned and certain investment securities.  We refer to the acquired assets subject to the loss sharing agreement collectively as “covered assets.”  Under the terms of the our loss sharing agreement, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $234 million on covered assets and absorb 95% of losses and share in 95% of loss recoveries exceeding $234 million.  The loss sharing agreement for non-residential and residential loans is in effect for 5 years and 10 years, respectively, from the August 28, 2009 acquisition date and the loss recovery provisions are in effect for 8 years and 10 years, respectively, from the acquisition date.  The loss sharing agreement also provides for certain costs directly related to the collection and preservation of covered assets to be reimbursed at an 80% level.

Pacific Western purchased approximately $675.6 million in loans, $22.9 million of other real estate owned, $251.7 million of cash and cash equivalents and $175.4 million in investment securities and assumed $868.2 million of deposits and $305.8 million of borrowings of Affinity from the FDIC.   Affinity was a full service commercial bank headquartered in Ventura, California that operated 10 branch locations in California.  We made this acquisition to expand our presence in California.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method).  The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the August 28, 2009 acquisition date.  Such fair values are preliminary estimates and are subject to adjustment for up to one-year after the acquisition date.  The application of the acquisition method of accounting resulted in a net after-tax gain of $38.9 million.  A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net gain follows:

August 28, 2009
(In thousands)
Affinity’s cost basis net assets on August 28, 2009	$45,839
Cash payment received from the FDIC	87,161
Fair value adjustments
Loans	(138,304)
Other real estate owned	(15,759)
FDIC loss sharing receivable	107,718
FHLB borrowings	(16,571)
Core deposit intangible	2,812
Time deposits	(5,542)
Miscellaneous	(365)
Income tax liability	(28,135)
Net after-tax gain from Affinity acquisition	$38,854

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.  Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer, and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer.  In the Affinity acquisition as shown in the above table, net assets of $45.8 million were transferred to us and the FDIC made a cash payment to us of $87.2 million.

NOTE 3 — INVESTMENT SECURITIES AND FHLB STOCK

Of the securities we acquired, $55.3 million of such securities are “private-label” collateralized mortgage obligations (“CMOs”) which are covered by the FDIC loss sharing agreement and $16.6 million is FHLB stock.  The remaining acquired securities were predominantly government or government-sponsored entity CMOs.  The fair value of securities acquired is as follows:

August 28, 2009
In thousands
Mortgage-backed securities:
Government-sponsored entity pass through	$941
Government and government-sponsored entity CMOs	102,028
Private label CMOs	55,271
Other securities	514
Investment securities	158,754
Federal Home Loan Bank Stock	16,647
Total investments	$175,401

Advances from the FHLB and a repurchase agreement are secured in part by these securities at August 28, 2009.  See Note 6—Borrowings.

Mortgage-backed securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of debt securities at August 28, 2009 is shown below by contractual maturity.

Fair Value
(Dollars in thousands)

Due within one year	$514
Due after one through five years	1,695
Due after five through ten years	6,023
Due after ten years	150,522
Total investment securities	$158,754

NOTE 4 — LOANS Covered by Loss Sharing

The composition of loans covered by loss sharing at August 28, 2009 is as follows (in thousands):

	August 28, 2009
		% of
	Amount	Loans
	(Dollars in thousands)
Loan Category:
Domestic:
Commercial	$20,458	3
Real estate—construction	160,425	20%
Real estate—mortgage	631,697	77%
Consumer	1,340	0 (a)
Total loans	813,920	100%
Total discount resulting from acquisition date fair value adjustment	(138,304)
Loans covered by loss sharing	$675,616

(a)  Amount is less than 1%.

We refer to the loans acquired in the Affinity acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC loss sharing agreement. At the August 28, 2009 acquisition date, we estimated the fair value of the Affinity loan portfolio at $675.6 million which represents the expected cash flows from the portfolio discounted at a market-based rate. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the Affinity loan portfolio at the acquisition date.

At August 28, 2009, credit-impaired loans totaled $273.2 million which represented unpaid balances of $367.6 million reduced by a discount of $94.4 million resulting from acquisition date fair value adjustments.  The non-credit-impaired other loans totaled $402.4 million which represented unpaid balances of $446.3 million reduced by a discount of $43.9 million resulting from acquisition date fair value adjustments.  The undiscounted contractual cash flows for the covered credit-impaired loans and covered other loans are $421.4 million and $621.2 million, respectively. The undiscounted estimated cash flows not expected to be collected for the covered credit-impaired loans and covered other loans are $78.0 million and $40.8 million, respectively.

The accretable yield on credit-impaired loans represents the amount by which the undiscounted expected cash flows exceed the estimated fair value.  At August 28, 2009, such accretable yield was approximately $70.0 million.

Credit-impaired covered loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Company will not collect all contractually required principal and interest payments. Generally, acquired loans that meet the Company’s definition for nonaccrual status fall within the definition of credit-impaired covered loans.

The covered loans acquired in the Affinity transaction are and will continue to be subject to our internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the August 28, 2009 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC loss sharing receivable.

NOTE 5 — DEPOSITS

Deposit liabilities assumed are composed of the following at August 28, 2009:

	August 28, 2009
	Amount	Rate
	(Dollars in thousands)
Non-interest bearing	$17,636	—
Interest checking	50,404	1.57%
Money market	190,197	1.64%
Savings	12,843	2.07%
Time under $100 thousand	335,094	2.83%
Time over $100 thousand	256,460	2.82%
Time deposits fair value adjustment	5,542
Total deposits	$868,176

At August 28, 2009, scheduled maturities of time deposits were as follows:

August 28, 2009
(Dollars in thousands)
3 months or less	$167,086
Over 3 months through 6 months	159,486
Over 6 months through 12 months	207,510
Over 12 months	57,472
Total	$591,554

We recorded a $2.8 million core deposit intangible with an estimated seven year life.  The estimated amortization expense for the remainder of 2009 and for the subsequent five years is as follows:

Estimated
Amortization Expense
(Dollars in thousands)
2009	$935
2010	515
2011	406
2012	320
2013	253
2014	200
Total	$2,629

NOTE 6 — BORROWINGS

The FHLB advances acquired at August 28, 2009, are both term and callable advances and were secured by a blanket lien on eligible loans plus securities.  With the exception of a $15.0 million advance that matures on March 2, 2012, the callable advances have all passed their initial call dates and are currently callable on a quarterly basis by the FHLB.  While the FHLB may call the advances to be repaid for any reason, they are likely to be called if market rates are higher than the advances’ stated rates on the call dates.  We may repay the advances at any time with a prepayment penalty, a significant portion of which is included in the fair value adjustment.

The composition of FHLB advances at August 28, 2009, follows:

Year of Maturity	Amount	Contractual Rate
	(Dollars in thousands)
2010	$105,000	4.79%
2011	20,000	4.67%
2012	85,000	4.45%
2013	20,000	4.63%
2014	40,000	3.89%
2016	2,714	5.47%
2032	207	5.83%
Fair value adjustment	16,571
Total	$289,492

At August 28, 2009, borrowings included a repurchase agreement whose fair value was estimated to be $16.3 million.  Such repurchase agreement was scheduled to mature in 2012 and carried a contractual interest rate of 4.56%.  We extinguished this borrowing in September 2009 by a cash payment of $16.3 million.

NOTE 7 — DEFERRED INCOME TAXES

The deferred tax liability of $28.1 million as of August 28, 2009, is included in other liabilities and is related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the Affinity acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.  We did not acquire any of the tax attributes of Affinity’s assets and liabilities.

NOTE 8—SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to August 28, 2009, through November 13, 2009, the date of filing of this report.  Such evaluation resulted in no adjustments to the accompanying financial statement.